Exhibit 11
- ----------

            INTERGRAPH CORPORATION AND SUBSIDIARIES
                 COMPUTATIONS OF LOSS PER SHARE

- ------------------------------------------------------------------------
Quarter Ended June 30,                     1996         1995
- ------------------------------------------------------------------------
(In thousands except per share amounts)


NET LOSS                                    $(15,179)    $(21,958)
                                            =========    =========
PRIMARY

Weighted average common shares outstanding    46,922       45,929

Net common shares issuable on exercise of
 certain stock options (1)                       ---          ---
                                            ---------    ---------
Average common and equivalent common
  shares outstanding                          46,922       45,929
                                            =========    =========

Net loss per share                          $(   .32)    $(   .48)
                                            =========    =========
FULLY DILUTED (2)

Weighted average common shares outstanding    46,922       45,929

Net common shares issuable on exercise of
  certain stock options (1)                     ---           ---
                                            ---------    ---------
Average common and equivalent common
  shares outstanding                          46,922       45,929
                                            =========    =========

Net loss per share                          $(   .32)    $(   .48)
                                            =========    =========



(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.

(2) This   calculation  is  submitted  in  accordance   with
    Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


Exhibit 11
- ----------

             INTERGRAPH CORPORATION AND SUBSIDIARIES
                 COMPUTATIONS OF LOSS PER SHARE

- ----------------------------------------------------------------------
Six Months Ended June 30,                     1996         1995
- ----------------------------------------------------------------------
(In thousands except per share amounts)


NET LOSS                                   $(21,570)    $(44,430)
                                           =========    =========
PRIMARY

Weighted average common shares outstanding   46,947       45,766

Net common shares issuable on exercise of
  certain stock options (1)                      ---          ---
                                           ---------    ---------
Average common and equivalent common
  shares outstanding                         46,947       45,766
                                           =========    =========

Net loss per share                         $(   .46)    $(   .97)
                                           =========    =========
FULLY DILUTED (2)

Weighted average common shares outstanding   46,947       45,766

Net common shares issuable on exercise of
  certain stock options (1)                     ---          ---
                                           ---------     --------
Average common and equivalent common
  shares outstanding                         46,947        45,766
                                           =========     ========

Net loss per share                         $(   .46)     $(  .97)
                                           =========     ========



(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.

(2) This   calculation  is  submitted  in  accordance   with
    Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.